                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                  FORM 8-K/A
                               (Amendment No. 1)

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 July 5, 2000
                                Date of Report
                       (Date of earliest event reported)

                                INFOSPACE, INC.
            (Exact name of Registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

       0-25131                                             91-1718107
(Commission File No.)                       (IRS Employer Identification Number)


                      601  108th Avenue N.E., Suite 1200
                          Bellevue, Washington 98004
                   (Address of Principal Executive Offices)

                                 425-201-6100
             (Registrant's Telephone Number, Including Area Code)

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS
-------

     On April 7, 2000, InfoSpace, Inc., a Delaware corporation ("InfoSpace"), IQorder Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of InfoSpace, IQorder.com, Inc., an Arizona corporation ("IQorder") and certain other parties entered into an Agreement and Plan of Merger (the "Reorganization Agreement"), providing for the acquisition of IQorder by InfoSpace. The merger of IQorder Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of InfoSpace with and into IQorder became effective on July 5, 2000. This transaction was initially reported in a Current Report on Form 8-K filed on July 10, 2000. This Amendment is being filed to amend Items 7(a) and 7(b) in their entirety.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS
-------

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Financial statements for the period from March 16, 1999 (inception) to December 31, 1999 and unaudited interim financial statements for the period from January 1, 2000 to June 30, 2000 are attached hereto.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          Pro forma consolidated statement of operations for the six months ended June 30, 2000.

     (c)  EXHIBITS.

     *2.1 Agreement and Plan of Reorganization, dated as of April 7, 2000, by and between the Registrant, IQorder and certain other parties.

     *2.2 Amendment No. 1 to the Agreement and Plan of Reorganization, dated
          May 25, 2000, by and between Registrant, IQorder and certain other parties.

     23.1 Consent of Deloitte & Touche, LLP, Independent Auditors

     _________________________
     *    Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  September 14, 2000

                                             INFOSPACE, INC.


                                             By:    /s/ Ellen B. Alben
                                                    ---------------------------
                                             Name:  Ellen B. Alben
                                             Title: Senior Vice President,
                                                    Legal and Business Affairs

                        PRO FORMA FINANCIAL INFORMATION

INDEPENDENT AUDITORS' REPORT
Board of Directors and Stockholders
IQorder.com, Inc.
Tempe, Arizona

We have audited the accompanying balance sheet of IQorder.com, Inc. (a development stage company) (the "Company") as of December 31, 1999, and the related statements of operations, stockholders' deficiency, and cash flows the period from March 16, 1999 (date of incorporation) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999, and the results of its operations and its cash flows for the period from March 16, 1999 (date of incorporation) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The Company is in the development stage at December 31, 1999.  As discussed in
Note 1 to the financial statements, the Company has not yet completed product development or verified the market acceptance and demand for its product.

/s/ DELOITTE & TOUCHE LLP
Seattle, Washington

August 11, 2000

IQorder.com, Inc.
(A Development Stage Company)

BALANCE SHEET                                                                 December 31, 1999               June 30, 2000
                                                                                                               (unaudited)
---------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                   $         985,002               $   9,292,360
  Accounts receivable                                                                     1,773                           5
  Prepaid expenses and other assets                                                      72,417                      20,349
                                                                              -----------------               -------------

     Total current assets                                                             1,059,192                   9,312,714

PROPERTY AND EQUIPMENT - net                                                            184,635                   1,488,269

INTANGIBLE ASSETS:
  Patents, copyrights, and trademarks - net                                              15,121                      75,272
  Capitalized software development costs                                                 80,000                      80,000
                                                                              -----------------               -------------

     Total intangible assets                                                             95,121                     155,272
DEPOSITS AND OTHER ASSETS                                                                 8,000                       2,385
                                                                              -----------------               -------------

TOTAL                                                                         $       1,346,948               $  10,958,640
                                                                              =================               =============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accounts payable                                                            $         209,317               $     136,938
  Accrued expenses                                                                      100,838                   3,178,112
  Line of credit                                                                         90,000
  Current portion of capital lease                                                        4,859                       5,088
                                                                              -----------------               -------------

     Total current liabilities                                                          405,014                   3,320,138
                                                                              -----------------               -------------
Deposits (Note 4)                                                                     1,125,000
Long term obligation                                                                                             10,000,000
Capital lease obligation - non-current                                                    2,603
                                                                              -----------------               -------------

     Total liabilities                                                                1,532,617                  13,320,138
                                                                              -----------------               -------------

COMMITMENTS AND CONTINGENCIES (Notes 1 and 3)

STOCKHOLDERS' DEFICIENCY (Note 4):
  Common stock, no par value - authorized, 100,000,000 shares;
   issued and outstanding, 17,047,403 shares and 22,809,903                             995,000                  20,396,208
  Unearned stock and warrant compensation                                                                        (8,817,925)
  Deficit accumulated during the development stage                                   (1,180,669)                (13,939,781)
                                                                              -----------------               -------------

    Total stockholders' deficit                                                        (185,669)                 (2,361,498)
                                                                              -----------------               -------------

    TOTAL                                                                     $       1,346,948               $  10,958,640
                                                                              =================               =============

IQorder.com, Inc.
(A Development Stage Company)

STATEMENT OF OPERATIONS

--------------------------------------------------------------------------------
                                           PERIOD FROM MARCH
                                           16, 1999 (Date of
                                           Incorporation) TO    Six Months Ended
                                           DECEMBER 31, 1999     June 30, 2000
                                          --------------------------------------
                                                                   (unaudited)
                                                                    ---------
                                                                ----------------
OPERATING EXPENSES:
Product development                            $     335,244     $     812,262
Sales and marketing                                  186,177           520,930
General and administrative                           657,921         2,280,399
Stock Compensation                                                   5,963,158
Severance benefits                                                   3,112,962
                                                ------------      ------------
     Total operating expenses                      1,179,342        12,689,711
                                                ------------      ------------

LOSS FROM OPERATIONS                              (1,179,342)      (12,689,711)

OTHER INCOME (EXPENSE):
 Interest income                                         663           197,757
 Interest expense                                     (1,990)         (267,158)
                                                ------------      ------------

     Total other expense                              (1,327)          (69,401)
                                                ------------      ------------

NET LOSS                                      $   (1,180,669)    $ (12,759,112)
                                              ==============     =============

IQorder.com, Inc.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIENCY
PERIOD FROM MARCH 16, 1999 (Date of Incorporation) TO DECEMBER 31, 1999 AND FROM
--------------------------------------------------------------------------------
FROM DECEMBER 31, 1999 TO JUNE 30, 2000 (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                                         Deficit
                                                                                                       Accumulated
                                                                 Common Stock        Unearned Stock     During the
                                                           ------------------------   and Warrant       Development
                                                            Shares         Amount     Compensation         Stage            Total
Issuance of common stock to:
  Founders for cash @ $.0008 / share                       12,450,000  $     10,000                 $            -   $       10,000
  Founders for property @ $.17 / share                        120,000        20,000                                          20,000
  Founders for cash @ $.17 / share                          3,000,000       500,000                                         500,000
  Investors for cash @ $.17 / share                           900,000       150,000                                         150,000
  Investors for cash @ $.50 / share                           480,000       240,000                                         240,000
  Investors for cash @ $.77 / share                            97,403        75,000                                          75,000

Net loss                                                                                                (1,180,669)      (1,180,669)
                                                           ----------  ------------  -------------  --------------   --------------

BALANCE, DECEMBER 31, 1999                                 17,047,403  $    995,000  $           0  $   (1,180,669)  $     (185,669)

Issuance of common stock to:
  investors for cash @ $1.00 / share                        4,526,000     4,526,000                                       4,526,000
Issuance of common stock in connection with:
  Exercise of Warrants                                        750,000       754,200                                         754,200
  Exercise of Options                                         112,500        19,125                                          19,125
  Exercise of stock grant                                      374,000      228,149                                         228,149
Stock Option and warrant unearned compensation                           13,873,734    (13,873,734)                               0
Stock option and warrant compensation
 amortization                                                                            5,055,809                        5,055,809

Net loss                                                                                               (12,759,112)     (12,759,112)
                                                           ----------  ------------  -------------  --------------   --------------

BALANCE, JUNE 30, 2000 (unaudited)                         22,809,903  $ 20,396,208  $  (8,817,925)  $ (13,939,781)  $   (2,361,498)
                                                           ==========  ============  =============  ==============   ==============

See notes to financial statements.

IQorder.com, Inc.
(A Development Stage Company)

STATEMENT OF CASH FLOWS
                                                              PERIOD FROM MARCH
                                                              16, 1999 (Date of        SIX MONTHS
                                                                Incorporation)            ENDED
                                                            TO DECEMBER 31, 1999     JUNE 30, 2000
--------------------------------------------------------------------------------------------------
                                                                                      (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                        $ (1,180,669)       $ (12,759,112)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
   Depreciation and amortization                                       46,445              183,478
   Compensation expense stock options                                                    5,963,158
   Changes in operating assets and liabilities:
    Accounts receivable                                                (1,773)               1,768
    Prepaid expenses and other assets                                 (72,417)              52,068
    Accounts payable                                                  209,317              (72,379)
    Accrued expenses                                                  100,838            3,077,274
                                                                 ------------        -------------
     Net cash used in operating activities                           (898,259)          (3,553,745)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                                  (201,048)          (1,366,947)
 Internal use software development costs                              (80,000)
 Acquisition of patents, copyrights and trademarks                    (15,242)             (86,191)
 Deposits                                                              (8,000)               5,615
                                                                 ------------        -------------
     Net cash used in investing activities                           (304,290)          (1,447,523)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Borrowings on line of credit                                         115,000
 Payments on line of credit                                           (25,000)             (90,000)
 Proceeds from issuance of debt                                                         10,000,000
 Capital lease payments                                                (2,449)              (2,374)
 Proceeds from issuing common stock                                   975,000            3,401,000
 Deposits for Regulation D offering                                 1,125,000
                                                                 ------------        -------------
     Net cash provided by financing activities                      2,187,551           13,308,626
NET INCREASE IN CASH AND CASH
 EQUIVALENTS                                                          985,002            8,307,358

CASH AND CASH EQUIVALENTS, BEGINNING
 OF PERIOD                                                                  -              985,002
                                                                 ------------        -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                         $    985,002        $   9,292,360
                                                                 ============        =============
SUPPLEMENTAL DISCLOSURE OF NONCASH
 FINANCING ACTIVITIES - Property contributed
 for common stock                                                $     20,000

INTEREST PAID                                                    $      1,990        $         490

IQorder.com, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
PERIOD FROM MARCH 16, 1999 (Date of Incorporation) TO DECEMBER 31, 1999
--------------------------------------------------------------------------------

1.   SUMMARY OF DEVELOPMENT STAGE ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

     IQorder.com, Inc. (a development stage company) (the "Company") was formed to build a universal shopping portal that is intended to facilitate e-commerce via devices that can directly and indirectly access the Internet. The Company was incorporated in Arizona on March 16, 1999 under Subchapter S of the Internal Revenue Code. The Company is in the process of developing the applications and capabilities to support this goal, but has not yet launched an Internet commerce service. The Company expects to incur additional operating losses at least through fiscal year 2000. Successful completion of the Company's development program is dependent upon future events, including maintaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure.

     The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. The following are the significant accounting and financial policies used in the preparation of the financial statements of the Company:

     a. Cash and cash equivalents include highly liquid, temporary cash investments with an original maturity of three months or less.

     h. Property and equipment are stated at cost. Depreciation is calculated by the double declining balance method over the estimated useful lives of the assets which are estimated to be five years. Patents are being amortized over 17 years. Property and equipment consist of the following:

          Computer equipment                                         $164,526
          Furniture and fixtures                                       66,433
          Less accumulated depreciation                               (46,324)
                                                                     --------

          Property and equipment - net                               $184,635
                                                                     ========

     i. Long-Lived Assets - In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, the Company reviews the carrying values of its long-lived assets for possible impairment, based on projected future cash flows (undiscounted and without interest) whenever events or changes in circumstances indicate that the carrying amount of assets to be held and used may not be recoverable. No impairment loss has been recognized through December 31, 1999.

     j. Stock-Based Compensation - The Company accounts for employee stock awards in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. To the extent that the exercise price of the options granted equals or exceeds the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

     k. Research and development expenses include the costs of planning and designing the Company's applications and capabilities. The Company applies the American Institute of Certified Public Accountants' Statement of Position 98-1 ("SOP 98-1"), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. The Company capitalizes the costs of application development to the extent that such costs meet the capitalization requirements of SOP 98-1. The company has capitalized $80,000 in costs as of December 31, 1999. These capitalized are generally amortized over five years. All other research and development costs, totaling $335,244 for the year ended December 31, 1999, are expensed as incurred.

     l. Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

     m. New Accounting Standards - In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which was to be effective for fiscal years beginning after June 15, 1999. Subsequently, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities -Deferral of the Effective Date of FASB Statement No. 133 - An Amendment of FASB No. 133, which delays the implementation of SFAS No. 133 for one year. Management has not completed the process of evaluating the impact that will result from adopting SFAS No. 133. The Company is therefore unable to disclose the impact that adopting SFAS No. 133 will have on its financial position and results of operations when such statement is adopted.

2.   RELATED PARTY TRANSACTIONS

     At December 31, 1999, the Company owed an officer and stockholder $18,534 in reimbursement for expenses this officer and stockholder incurred on behalf of the Company. The Company also owed this officer and stockholder $55,000 in compensation. These amounts are included in accounts payable and accrued expenses, respectfully.

3.   COMMITMENTS

     The Company leases its facility under an operating lease and its phone system under a capital lease. The following is a schedule of approximate future minimum lease payments required under the operating and capital leases at December 31:

     2001                                                             $ 81,812
     2002                                                               45,409
                                                                      --------

     Total                                                            $127,221
                                                                      ========

     Total rental expense for the period from March 16, 1999 (date of incorporation) to December 31, 1999 was approximately $33,277.

     The Company has entered into employment agreements with three employees for four years. One of these agreements is dated prior to December 31, 1999 and the other two are dated subsequent to year-end. Such agreements include compensation levels that are partly based on certain performance criteria. The Company may enter into additional employment agreements in order to attract qualified individuals.

7.   STOCKHOLDERS' DEFICIT

     During 1999, the Company issued 17,047,403 shares of common stock to founders and initial investors for property and equipment valued at $20,000 and $975,000 cash.

     In November 1999, the Company began soliciting subscriptions for a Regulation D offering of the Company's common stock. As of December 31, 1999, deposits received for this offering totaled $1,125,000. As no ownership interest had been given as of December 31, 1999 in exchange for these deposits, the total amount received is classified as a liability at the balance sheet date. Subsequent to December 31, 1999, the Company issued 4,526,000 shares of common stock in this offering at a price of $1.00 per share.

     As of December 31, 1999, the Company had authorized 20,000,000 total shares of common stock for issuance under the Stock Option Plan (the "Plan"). Options granted under the Plan vest quarterly over a four-year period and, subject to termination of employment, are not exercisable until the grantee has completed one year of continuous service. Upon termination of a grantee's continuous status as an employee, director, or consultant, any exercisable options that are not exercised within 90 days expire. Upon a grantee's death, any exercisable options that are not exercised within 12 months by the grantee's estate or by a person who acquired the right to exercise the options by bequest or inheritance also expire.

     Information on stock options granted under the Plan is shown in the following table:

                                                                  Shares         Weighted
                                                               Outstanding       Average Price
     Balance at March 16, 1999 (date of incorporation)                   -        $         -
     Granted                                                   $ 3,600,000               0.19
     Forfeited                                                    (450,000)             (0.17)
                                                               -----------        -----------
     Balance at December 31, 1999                                3,150,000        $      0.19
                                                               ===========        ===========

No outstanding stock options are exercisable at December 31, 1999.


The Company applies APB No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for the above stock options.
Accordingly, no compensation expense was recognized for the above stock options because management believes that the exercise price of such options was the estimated fair value of the common stock at the date of grant. Had compensation cost for the above stock options been determined based upon fair value at the grant date consistent with the methodology prescribed in SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net loss for the period ended December 31, 1999 would have been increased by approximately $139,500. The fair value of options granted during the period ended December 31, 1999 was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield, risk free interest at approximately 6 percent, expected life of four years from grant date, and no expected volatility.

Subsequent to December 31, 1999, the Company granted options to purchase an additional 6,438,800 shares at a weighted average exercise price of $.37 per share. The Company also granted three stock warrants for a total of 4,850,000 shares and a stock grant for 374,220 shares subsequent to December 31, 1999.

8.   LINE OF CREDIT

     The Company has a $100,000 line of credit, expiring on May 31, 2000. The line of credit bears interest of prime plus 1.5% and is secured by the assets of the Company. Additionally, the line of credit is guaranteed by the personal assets of the majority stockholder of the Company. Subsequent to year end, the balance on the line of credit was repaid in full.

9.   SUBSEQUENT EVENTS

     Effective January 1, 2000, the Company's election to operate as a Subchapter S Corporation under the Internal Revenue Code was terminated due to the acquisition of the Company's stock by several ineligible shareholders.

     In January 2000, the Company acquired substantially all of the assets of Mythos Software MSC Corporation ("Mythos") in exchange for the assumption of a $188,000 promissory note to a Company officer and stockholder. Mythos created key technology that is integral to the development of the Company's universal shopping portal. In addition, the Company signed an employment agreement which included 6,075,000 options with an exercise price of $.77 per share, with the sole stockholder of Mythos. The exercise price of these options was subsequently reduced to $.33 per share by resolution of the Board of Directors. As a result of this repricing, this award is being accounted for as a variable award for the period ended June 30, 2000.

     In April 2000, the Company agreed to a settlement in the amount of $250,000 relating to a suit brought by the previous employer of a Company employee. The previous employer believed that the employment contract it had with the employee was breached by the Company when it subsequently hired the employee before the contract expired. The Company settled all pending litigation prior to the purchase transaction described below.

     On July 3, 2000, the Company was acquired by InfoSpace, Inc. ("InfoSpace") in a purchase transaction in which all of the Company's outstanding securities were obtained in exchange for approximately $58,000,000 in InfoSpace common stock. All of the Company's operations were absorbed into those of InfoSpace. Although some of the Company's employees were hired by InfoSpace, other employees were given severance packages totaling approximately $2,700,000. Prior to the acquisition, the Company entered into a $10,000,000 bridge loan at 8 percent interest with InfoSpace as part of the acquisition agreement. The loan is repayable in full the earlier of two years from the date of the loan or the closing date of a debt or equity offering in which the Company receives $20,000,000 or more in gross proceeds.

INFOSPACE, INC. AND IQORDER.COM
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the six months ended June 30, 2000

                                                                                                    Pro forma         Pro forma
                                                                InfoSpace       IQorder.com        adjustments         combined
                                                              -------------------------------------------------------------------
                                                                                           (in thousands)
Revenues                                                       $   43,578         $       -                          $   43,578
Cost of revenues                                                    7,596                 -                               7,596
                                                              -------------------------------------------------------------------

Gross profit                                                       35,982                 -           $      -           35,982

Operating expenses:
  Product development                                              10,427               812              3,113           14,352
  Sales, general and administrative                                35,468                                2,776           38,244
  Sales and marketing                                                                   521               (521)               -
  General and administrative                                                          2,281             (2,281)               -
  Stock compensation                                                                  5,963                               5,963
  Severance benefits                                                                  3,113             (3,113)               -
  Amortization of intangibles                                      27,428                                   26           27,454
  Acquisition and related charges                                  86,599                                                86,599
  Other non-recurring charges                                       2,888                                                 2,888
                                                              -------------------------------------------------------------------
      Total operating expense                                     162,810            12,690                  -          175,500
                                                              -------------------------------------------------------------------

      Loss from operations                                       (126,828)          (12,690)                 -         (139,518)
Other income, net                                                   6,046               (69)                              5,977
Unrealized gain on investments                                     15,150                                                15,150
Restructuring charges                                              (2,171)                                               (2,171)
Minority interest                                                  (6,398)                                               (6,398)
                                                              -------------------------------------------------------------------

Loss from operations before income tax
  expenses and cumulative effect of
  change in accounting principle                                 (114,201)          (12,759)                 -         (126,960)

Income tax expense                                                     24                                                    24
                                                              -------------------------------------------------------------------

Loss from operations before cumulative
  effect of change in accounting principle                       (114,225)          (12,759)                 -         (126,984)

Cumulative effect of change in accounting                            (719)                                                 (719)
  principle                                                   -------------------------------------------------------------------

Net loss                                                       $ (114,944)        $ (12,759)          $      -       $ (127,703)
                                                              ===================================================================

Basic and diluted net loss per share                           $    (0.51)        $   (0.64)                         $    (0.62)
                                                              ===================================================================

Shares used in computing basic loss per share                     223,708            19,929            (19,268)         204,440
                                                              ===================================================================

INFOSPACE, INC. AND IQORDER.COM

NOTES TO UNAUDITED PRO FORMA COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

1.   The Periods Combined

     The InfoSpace, Inc. consolidated statement of operations for the six months ended June 30, 2000 has been combined with the IQorder.com statements of operations for the six months ended June 30, 2000, as if the merger had occurred as of the beginning of the period.

2.   Pro Forma Basis of Presentation

     These Unaudited Pro Forma Combined Consolidated Financial Statements are based on estimates and assumptions. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the Securities Exchange Commission. The Unaudited Pro Forma Combined Consolidated Financial Statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

3.   Pro Forma Earnings Per Share

     The Unaudited Pro Forma Combined Consolidated Financial Statements for InfoSpace have been prepared as if the merger was completed at the beginning of the period presented. The pro forma basic net loss per share is based on the combined weighted average number of shares of InfoSpace Common Stock outstanding during the period and the number of InfoSpace Common Stock to be issued in exchange as discussed in Note 2.

     The Pro Forma diluted loss per share is computed using the weighted average number of InfoSpace Common Stock and dilutive common equivalent shares outstanding during the period and the number of shares of InfoSpace Common Stock to be issued in exchange. Common equivalent shares consist of the incremental common shares issuable upon conversion of the exercise of stock options and warrants using the treasury stock method. Common equivalent shares are excluded from the computation if their effect is antidilutive. The combined Company had a pro forma net loss for all periods presented herein; therefore, none of the options and warrants outstanding during each of the periods presented were included in the computation of pro forma dilutive earnings per share as they were antidilutive.

4.   Pro Forma Statements of Operations Adjustments

     The objective of the pro forma information is to show what the significant effects on the historical financial information might have been had the companies been merged for the periods presented.

     Pro Forma adjustments include certain reclassifications to conform to the combined presentation.

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